Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT, (the "AGREEMENT") made this 17 th day of August, 2007, by and among Gopal Sahota, an individual, ("Buyer") and, Phillip Burris and other shareholders ("Sellers") owning a majority of the shares of common stock of Trans-Science Corporation, a California corporation ("TRNC") or the ("Company").

                                   WITNESSETH:

      WHEREAS, Sellers own a majority of the issued and outstanding common stock (the "Stock") of TRNC and are willing to sell to the Buyer 2,100,000 shares ("Sold Shares") of the stock of the Company; TRNC is structured presently with 100,000,000 authorized common shares, and l00,000,000 authorized preferred shares, issued common stock of 2,300,000 shares, and no preferred issued.

              WHEREAS, Buyer wished to purchase the Sold Shares from Seller;


      NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS;

1. Agreement to Purchase and Sell. Seller will sell to Buyer and Buyer agrees to purchase the Sold Shares, for $550,000 (the "Purchase Price"). The Purchase Price shall be payable as follows: Entire sum to be wired no later than Monday, August 20, 2007 to the escrow account of William F, Doran (the "Escrow Agent").

2. Closing And Payment. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Buyer, Seller will sell and, subject to the terms and conditions hereof, Buyer will purchase, at a single closing (the "Closing"), the Stock. The Closing shall be held at the offices of Escrow Agent or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer, to the extent mutually acceptable to the parties hereto, on Tuesday, August 21, 2007 or other such date as may be agreed upon by the Parties (the "Closing Date"). At the Closing, Seller shall (i) deliver to the Buyer the stock certificate(s) evidencing the Stock, (ii) deliver Seller's resignation as a Director of Company; (iii) deliver a Board of Directors resolution appointing Buyer as a Director of Company; and (iv) to the extent available to Seller, deliver (v) financial records of Company and (vi) true and correct copies of all business and corporate records of Company, including but not limited to correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.


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3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this
Section 3 are all true and complete as of the date hereof;

      a. Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer's obligations herein, will constitute, a legal, valid and blinding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

      b. Title to Stock. Seller is the record and beneficial owner of the Stock and has sole managerial and dispositive authority with respect to the Stock. Seller has not granted and person a proxy with respect to the Stock that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

      a. Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under Securities Act of 1933, as amended (the "Act") and exempt from registration or qualification under and state law.

      b. Buyer represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' right or by general principles of equity.

      c. The Stock to be purchased by Buyer hereunder will acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting and participation in, or otherwise distributing the same.

      d. Information Concerning the Company. Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock. Buyer


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acknowledges that Seller has made no representations with respect to the Company or its status, it is being taken "as is" and Seller is not making and representation as to the existence or non-existence of liabilities in the Company.

      e. Investment Experience. The Buyer understands that the purchase of the Stock involves substantial risk. The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer's investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protest Buyer's own interests in connection with the investment, and to make an informed investment decision with respect thereto.

      f. No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on and oral statements made by Seller, or any of Seller's representatives of affiliates, in purchasing the Stock.

      g. Restricted Securities. Buyer understands that the Stock is characterized as "restricted securities" under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering under the Act, and applicable regulations thereunder.

      h. Opinion Necessary. Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

5. Buyer's Covenant. Buyer hereby covenants and agrees he will use his best efforts to, as a Director, cause COMPANY to operate a profitable business which is likely to benefit all COMPANY shareholders.

6. Indemnification

      a. In consideration of this Agreement and the consideration to Buyer herein, Buyer covenants and agrees, for himself and for his agents, employees, legal representatives, heirs, executors or assigns (the "Buyer Covenantors"), to refrain from making, directly or indirectly, and claim or demand, or to commence, facilitate commencement or cause to be prosecuted and action in law or equity against Seller or, as applicable, its members, employee, directors, agents, officers, directors, subsidiaries, successors, affiliates and assigns (collectively the "Seller Covenantees"), on account of and damages, real or imagined, known or unknown, which Buyer Covenantors ever had, has or which may hereafter arise.


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      b. Covenant to a Defense to Any Action. This Covenant shall be a complete defense to any action or proceeding that may be brought or instituted by Buyer Covenantors against the Seller Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding whatsoever against the seller Covenantees.

      c. The Buyer Covenantors agree and covenant not to participate in, assist, encourage, or become involved in, directly or indirectly, and claims, causes of action or cases in the future against and Seller Covenantees.

      d. Buyer agrees to indemnify Seller.

7. Termination. Buyer or Seller may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date, terminate this Agreement.

8. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer and of its rights or obligations under this Agreement.

9. Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of California.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

11. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

12. Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

13. Amendments and waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer. No delay or omission to exercise and eight, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Seller under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or and acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.


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14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes that entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

16. Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


FOR SELLER                                       FOR BUYER



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